SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2006

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2006 Base Salaries Payable to Named Executive Officers and Cash Bonuses Awarded to Named Executive Officers for 2005

On January 26, 2006, the Compensation Committees of the Boards of Directors of the Bryn Mawr Bank Corporation (the “Corporation”) and its subsidiary, The Bryn Mawr Trust Company (the “Bank”), set the base salaries to be paid by the Bank to the Corporation’s Named Executive Officers for 2006, effective January 1, 2006. The base salaries represent increases from 3.5% to 4.5% over the Named Executive Officers previously effective base salaries. At the same time, the Compensation Committees awarded cash bonuses for 2005 based on the Corporation’s performance in 2005 to the Named Executive Officers.

The following table sets forth the salaries and bonuses awarded to the Named Executive Officers.

Name and Principal Position	2006 Base Salary	2005 Cash Bonus

Frederick C. Peters II, Chairman, President & CEO of the Corporation and the Bank	$333,093	$142,500

Robert J. Ricciardi, Executive Vice President – Chief Credit Policy Officer of the Bank and Secretary of the Corporation	$176,436	$45,500

John Pickering, Executive Vice President of the Bank – Wealth Management Division	$205,010	$81,500

Alison E. Gers, Executive Vice President of the Bank – Retail Banking and Marketing and Support Division	$180,267	$50,500

Joseph Keefer, Executive Vice President – Chief Lending Officer of the Bank	$179,408	$52,000

The Compensation Committee also established the performance goals for Mr. Peters for the year 2006.

Amendment of Director Compensation

On January 26, 2006, the Board of Directors of the Corporation and the Bank, at the recommendation of the Compensation Committee, amended the compensation structure for non-employee directors of the Corporation and the Bank effective with the Corporation’s organizational meeting scheduled for April 25, 2006. The directors annual retainer paid in the form of Corporation common stock at the market value of the stock on the date of payment of the retainer after the Corporation’s annual meeting, was increased from $10,000 to $12,500. In addition, the Lead Director’s annual fee was increased from $5,000 to $10,000 and the Audit Committee chairperson’s annual fee was increased from $5,000 to $7,500 and each committee chairperson will receive an annual payment of $2,500 for their services, except for the Lead Director if he/she is the chairperson of the Nominating Committee or Executive Committee. Each non-employee director of the Corporation remains eligible to be granted options to purchase 3,500 shares of the Corporation’s common stock in 2006. The committee meeting fees for the Audit Committee, the Compensation Committee, the Nominating Committee and the Bank’s Trust Committee, were increased from $500 to $1,000. However, a committee meeting fee is not paid if the meeting is held on a board meeting day. The fees for attending a Risk Management Committee meeting or an Executive Committee meeting remain at $1,000 per meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ FREDERICK C. PETERS II
Frederick C. Peters II, President and Chief Executive Officer

Date: January 27, 2006